      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 25, 2001
                                                  REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                               ALTERA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                 77-0016691
     (State or Other Jurisdiction of                   (IRS Employer
      Incorporation or Organization)               Identification Number)


                              101 INNOVATION DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 544-7000
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                             1996 STOCK OPTION PLAN
                        1987 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                 --------------

                                  JOHN P. DAANE
                               PRESIDENT AND CHIEF
                                EXECUTIVE OFFICER
                               ALTERA CORPORATION
                              101 INNOVATION DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 544-7000
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                                 --------------

                                   Copies to:

  C. WENDELL BERGERE, ESQ.                            WARREN L. TROUPE, ESQ.
     ALTERA CORPORATION                               JULIE A. HERZOG, ESQ.
    101 Innovation Drive                             MORRISON & FOERSTER LLP
 San Jose, California 95134                        370 17th Street, Suite 5200
       (408) 544-7000                                 Denver, Colorado 80202
                                                          (303) 592-1500


                                   CALCULATION OF REGISTRATION FEE
===================================================================================================
                                                             PROPOSED       PROPOSED
                                                              MAXIMUM       MAXIMUM
                                               AMOUNT        OFFERING      AGGREGATE     AMOUNT OF
                                               TO BE         PRICE PER      OFFERING   REGISTRATION
  TITLE OF SECURITIES TO BE REGISTERED     REGISTERED(1)     SHARE(2)       PRICE(2)        FEE
---------------------------------------------------------------------------------------------------
 Common Stock, $0.001 par value issuable
 under:
      1996 Stock Option Plan                 15,000,000     $26.84(3)     $402,600,000   $100,650
      1987 Employee Stock Purchase Plan         500,000     $26.84(3)     $ 13,420,000   $  3,355
               TOTAL                         15,500,000                   $416,020,000   $104,005
===================================================================================================

(1) This Registration Statement shall also cover any additional shares of common stock that become issuable under any of the referenced plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) Computed in accordance with Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended. Such computation is based on the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq National Market on May 24, 2001.


  THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE
           WITH RULE 462 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                     PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 8, 2001 (File No. 0-16617);

2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 14, 2001 (File No. 0-16617);

3. The Registrant's Current Report on Form 8-K dated December 27, 2000 filed with the Commission on January 8, 2001 (File No. 0-16617); and

4. The description of the Registrant's Common Stock as set forth in the Registration Statement on Form 8-A filed with the Commission on March 18, 1988, including any amendments or reports filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.




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

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Section 145 of the General Corporate Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. The Registrant's Amended and Restated Certificate of Incorporation and Bylaws also provide for mandatory indemnification of its directors, executive officers, employees and agents, to the fullest extent permissible under Delaware law.

The Registrant's Amended and Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the securities laws or state or federal environmental laws. The Registrant maintains a policy of directors' and officers' liability insurance that insures its directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

The above discussion of the Registrant's Amended and Restated Certificate of Incorporation and Bylaws and of Delaware law is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation, Bylaws and statutes.

The Registrant's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

  EXHIBIT NO.                           DESCRIPTION
  -----------                           -----------
    4.1           Specimen copy of certificate for shares of common stock of the
                  Registrant.(1)

    4.2           1996 Stock Option Plan, as amended on May 1, 2001.(2)

    4.3 1987 Employee Stock Purchase Plan, as amended on May 1, 2001, and form of Subscription Agreement.(3)

    #5.1          Opinion of Morrison & Foerster LLP.

    #23.1         Consent of PricewaterhouseCoopers LLP.

    #23.2         Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

    #24.1         Power of Attorney (included on signature page).

 #   Filed herewith.

(1) Incorporated by reference to the identically numbered exhibit of the Registrant's Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 30, 1998.

(2) Incorporated by reference to Exhibit 10.45(a) of the Registrant's Report on Form 10-Q for the quarter ended March 31, 2001 filed with the Commission on May 14, 2001.

(3) Incorporated by reference to Exhibit 10.4(b) of the Registrant's Report on Form 10-Q for the quarter ended March 31, 2001 filed with the Commission on May 14, 2001.

ITEM 9. UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


                   i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on May 25, 2001.



                                        ALTERA CORPORATION



                                        By:  /s/ Nathan M. Sarkisian
                                            ---------------------------------
                                             Nathan M. Sarkisian,
                                             Senior Vice President and
                                             Chief Financial Officer

                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Daane and Nathan M. Sarkisian, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                                  Chairman of the Board of Directors             __________, 2001
-----------------------------
Rodney Smith


/s/ John P. Daane                 President, Chief Executive Officer and         May 25, 2001
-----------------------------     Director (Principal Executive Officer)
John P. Daane


/s/ Nathan M. Sarkisian           Senior Vice President and Chief Financial      May 25, 2001
-----------------------------     Officer (Principal Financial and Accounting
Nathan M. Sarkisian               Officer)


/s/ Charles M. Clough             Director                                       May 25, 2001
-----------------------------
Charles M. Clough


/s/ Michael A. Ellison            Director                                       May 25, 2001
-----------------------------
Michael A. Ellison


/s/ Paul Newhagen                 Director                                       May 25, 2001
-----------------------------
Paul Newhagen

/s/ Robert W. Reed                Director and Vice Chairman of the Board of     May 25, 2001
-----------------------------
Robert W. Reed                    Directors


/s/ Deborah D. Rieman             Director                                       May 25, 2001
-----------------------------
Deborah D. Rieman


/s/ William E. Terry              Director                                       May 25, 2001
-----------------------------
William E. Terry

                                  EXHIBIT INDEX



  EXHIBIT NO.                           DESCRIPTION
  -----------                           -----------
    4.1           Specimen copy of certificate for shares of common stock of the
                  Registrant.(1)

    4.2           1996 Stock Option Plan, as amended on May 1, 2001.(2)

    4.3 1987 Employee Stock Purchase Plan, as amended on May 1, 2001, and form of Subscription Agreement.(3)

    #5.1          Opinion of Morrison & Foerster LLP.

    #23.1         Consent of PricewaterhouseCoopers LLP.

    #23.2         Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

    #24.1         Power of Attorney (included on signature page).

 #   Filed herewith.

(1) Incorporated by reference to the identically numbered exhibit of the Registrant's Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 30, 1998.

(2) Incorporated by reference to Exhibit 10.45(a) of the Registrant's Report on Form 10-Q for the quarter ended March 31, 2001 filed with the Commission on May 14, 2001.

(3) Incorporated by reference to Exhibit 10.4(b) of the Registrant's Report on Form 10-Q for the quarter ended March 31, 2001 filed with the Commission on May 14, 2001.